Exhibit 99.1
Wintrust Financial Corporation to Present at the Howe Barnes Hoefer & Arnett 15th Annual Bank Conference on August 17, 2010
LAKE FOREST, Ill., Aug 11, 2010 (GlobeNewswire via COMTEX) —
Wintrust Financial Corporation (“Wintrust”) (Nasdaq:WTFC) will present at the Howe Barnes Hoefer & Arnett 15th Annual Bank Conference to be held in Chicago on August 17, 2010. Wintrust management will make a presentation that is scheduled to begin at 10:40 AM, Central Time, on August 17, 2010. This event will be available via a webcast and will be archived for 90 days following the event.
Investors may access the webcast of the presentation at the Company’s website at http://www.wintrust.com during the conference and for 90 subsequent days. The webcast may be accessed by clicking on the “Presentations” link located on the “Presentations and Conference Calls” page on the Company’s website. Investors may also access the webcast of the presentation at http://www.wsw.com/webcast/howe2/wtfc/.
Listeners should go to the either of the websites at least fifteen minutes before the presentation to download and install any necessary audio software. Access to the webcast is free.
Wintrust is a financial holding company with assets of approximately $14 billion whose common stock is traded on the Nasdaq Global Select Market. Wintrust operates fifteen community banks that provide a full complement of commercial and consumer loan and deposit products and services through over 85 banking facilities in the Chicago and Milwaukee metropolitan areas. Wintrust also provides brokerage, trust and investment services to customers primarily in the Midwest, as well as customers of the banks, and provides services in mortgage banking, insurance premium financing and several specialty-lending niches.
This news release was distributed by GlobeNewswire, www.globenewswire.com
SOURCE: Wintrust Financial Corporation
CONTACT: Wintrust Financial Corporation
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President &
Chief Operating Officer
(847) 615-4096
www.wintrust.com
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Wintrust Financial Corp.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.